UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A.	Exchange of Smea2z Note.

Effective 17 November 2020, Data443 Risk Mitigation, Inc. (the “Company”) entered into an agreement with an existing lender to settle a dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on 23 October 2018 in favor of SMEA2Z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000), with a variable conversion feature at discount to the market price, and a maturity date of 23 July 2019. Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported current principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850), a variable conversion feature at a deeper discount to the market price, and a maturity date of 30 June 2021. The Smea2z Note was recently acquired by the current holder.

The Company and the holder executed a Settlement and Release Agreement (the “Settlement Agreement”) under which, among things, they agreed to settle all disputes regarding the Smea2z Note and release each other from all liability under the Smea2z Note. As a result, the Smea2z Note was cancelled, and a new note was issued (the “Exchange Note”) in exchange for the Smea2z Note.

The Exchange Note was issued as of 17 November 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Exchange Note further provides as follows:

(1)	No further interest shall accrue so long as there is no event of default.

(2)	Maturity date remains the same: 30 June 2021.

(3)	No right to prepay.

(4)	Conversion price is fixed at $0.0035.

(5)	Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $0.0035 for at least 5-consecutive days.

(6)	Leak out provision:

(a)	One conversion per week, for no more than forty million shares;

(b)	If the trading volume for the Company’s common stock exceeds fifty million shares on any day, a second conversion may be exercised during that week, again for no more than forty million shares (a total of eighty million shares for that week).

The foregoing descriptions of the Settlement Agreement and the Exchange Note do not purport to be complete and are qualified in their entirety by the actual language contained in the Settlement Agreement and the Exchange Note, respectively.

B.	Exchange of Warrants.

In a separate transaction, effective 18 November 2020, the Company entered into an agreement with three existing investors in the Company (the “Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Warrants”) held by the Holders totaled 617,682 (which were accounted for in the Company’s financial statements at approximately 300,000,000 warrants after resets and derivative liabilities). The Company and the Holders agreed to exchange the Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Warrants are now cancelled and of no further force and effect.

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The Warrants Exchange Notes were issued as of 18 November 2020 in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows:

(1)	Interest accrues at 5% per annum.

(2)	Maturity date of 18 November 2025.

(3)	No right to prepay.

(4)	Conversion price is fixed at $0.01.

(5)	Typical events of default for such a note.

The foregoing descriptions of the Warrant Exchange Notes do not purport to be complete and are qualified in their entirety by the actual language contained in each of the Warrant Exchange Notes, respectively.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Settlement Agreement, Exchange Note, and the Warrant Exchange Notes, inclusive, is hereby incorporated by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Smea2z Note, Settlement Agreement, Exchange Note, Warrants, and Warrant Exchange Notes is hereby incorporated by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On 18 November 2020 the Company issued a press release announcing the cancellation of the Warrants in exchange for the Warrant Exchange Notes. A copy of the press release is attached hereto as Exhibit 99.1.

On 19 November 2020 the Company issued a press release announcing the Settlement Agreement and the cancellation of the Smea2z Note in exchange for the Exchange Note. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following Exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company on 18 November 2020.

99.2	Press Release issued by the Company on 19 November 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 20 November 2020	DATA443 RISK MITIGATION, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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